                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                  Libbey Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                  LIBBEY INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

--------------------------------------------------------------------------------

                                  MEETING DATE
                                  MAY 2, 2002

                            YOUR VOTE IS IMPORTANT!
      Please mark, date and sign the enclosed proxy card and promptly return it to the Company in the enclosed envelope.

                                                                   [LIBBEY LOGO]

                                  LIBBEY INC.
                                 P.O. BOX 10060
                               300 MADISON AVENUE
                            TOLEDO, OHIO 43699-0060

   -------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
   -------------------------------------------------------------------------

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Libbey stockholders which will be held Thursday, May 2, 2002, at 2:00 p.m. at the Libbey Corporate Showroom, 228 North Huron Street, Toledo, Ohio.

     At the meeting, stockholders will elect two directors for a term of three years and transact such other business as may properly come before the meeting.

     The close of business on March 15, 2002 is the record date for voting at the meeting. Only stockholders owning the Company's common stock, par value $.01 per share, on the record date are entitled to notice of, and to vote at, the Annual Meeting.

     Please sign, date and return your Proxy in the enclosed envelope as soon as possible so that your shares can be voted at the meeting. If the shares are held in more than one name, all holders of record should sign.

     Management sincerely appreciates your support.

                                            By Order of the Board of Directors,

                                            John F. Meier
                                            Chairman of the Board and
                                            Chief Executive Officer

                                            Arthur H. Smith
                                            Secretary

March 29, 2002
Toledo, Ohio

                                  LIBBEY INC.

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Libbey Inc., a Delaware corporation ("Libbey" or "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting"), to be held at the Libbey Corporate Showroom, 228 North Huron Street, Toledo, Ohio on May 2, 2002 at 2:00 p.m. and at any and all adjournments thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about March 29, 2002. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Company's principal executive offices at 300 Madison Avenue, Toledo, Ohio, for a period of at least ten days prior to the Annual Meeting.

     Only stockholders of record at the close of business on March 15, 2002 will be entitled to vote at the meeting. At such date, there were 15,353,637 shares of the Company's common stock outstanding. Each share of common stock is entitled to one vote. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the matter to which the abstention applies. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The common stock outstanding on the record date held by the trustee under the Company's Stock Purchase and Supplemental Retirement Plan, Stock Purchase and Retirement Savings Plan and Long-Term Savings Plan & Trust will be voted by the trustee in accordance with written instructions from participants in such plans or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares of each respective plan for which instructions were received.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors ("Board of Directors" or "Board") is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years.

     Currently, the term of office for members of Class III of the Board of Directors will expire on the date of the Annual Meeting in 2002. The members of Class III are William A. Foley and Terence P. Stewart. The Board of Directors has fixed the number of directors to be elected at the 2002 Annual Meeting at two and has nominated William A. Foley and Terence P. Stewart for election to Class III. Those persons who are elected directors at the 2002 Annual Meeting will hold office until their terms expire on the date of the 2005 Annual Meeting or until the election and qualification of their successors. The terms of office of the members of Class I and Class II of the Board of Directors will expire, respectively, on the date of the Annual Meeting in 2003 and 2004.

     So far as the Board has been advised, only the two persons named above as nominees will be nominated for election as directors at the Annual Meeting. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of these two nominees unless authority to so vote is withheld. The nominees have consented to being named herein and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors or the number of directors may be reduced accordingly. The Board, however, expects each of the nominees to be available. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A stockholder entitled to vote for the election of directors may withhold authority to vote for all or certain nominees.

     The following information, which has been provided by the directors, sets forth for each of the nominees for election to the Board of Directors and for each director whose term continues, his or her name, age, principal occupation and employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation and employment is carried on and the period during which such person has served as a director of the Company.

2002 NOMINEES (CLASS III):

     WILLIAM A. FOLEY, age 54, has been a director of the Company since September 1994. Mr. Foley has been Chairman of the Board, President and Chief Executive Officer of LESCO, Inc. since October 1994. Mr. Foley is a member of the Compensation and Nominating and Governance Committees. Mr. Foley is also a director of Dairy Mart Corporation.

     TERENCE P. STEWART, age 53, has been a director of the Company since October 1997. Mr. Stewart is managing partner of Stewart and Stewart, a law firm based in Washington, D.C. specializing in trade and international law issues, where he has worked since 1976. Mr. Stewart is a member of the Audit and Nominating and Governance Committees.

     The Board of Directors unanimously recommends a vote FOR both nominees.

CONTINUING DIRECTORS:

     PETER C. McC. HOWELL, age 52, has been a director of the Company since October 1993. Mr. Howell was Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health o meter, Inc.) from August 1994 to August 1997. From 1989 to August 1994, Mr. Howell was President, Chief Executive Officer and a director of Mr. Coffee, inc. Mr. Howell is a member of Class II of the Board of Directors and a member of the Audit and Nominating and Governance Committees. He is also a director of Global-Tech Appliances, Inc.

     JOHN F. MEIER, age 54, has been a director of the Company since 1987 and Chairman of the Board and Chief Executive Officer of the Company since June 1993. Mr. Meier is a member of Class I of the Board of Directors. Mr. Meier is also a director of Cooper Tire and Rubber Company.

     CAROL B. MOERDYK, age 51, has been a director of the Company since February 1998. Ms. Moerdyk has been Senior Vice President, North American and Australasian Contract Operations of Boise Cascade Office Products Corporation since February 1998. She served as Chief Financial Officer of Boise Cascade Office Products Corporation from 1995 to February 1998. Ms. Moerdyk is a member of Class I of the Board of Directors and a member of the Audit and Compensation Committees.

     GARY L. MOREAU, age 47, has been a director of the Company since September 1996. Mr. Moreau is President of Pratt's Hollow Advisors LLC, a business consulting company. Prior to his current position, Mr. Moreau was President and Chief Executive Officer of Lionel L.L.C. from January 1996 until July 1999. From 1991 until January 1996, Mr. Moreau was President and Chief Operating Officer of Oneida Ltd. Mr. Moreau is a member of Class I of the Board of Directors and a member of the Compensation Committee. Mr. Moreau is also a director of GSW, Inc.

     RICHARD I. REYNOLDS, age 55, has been a director of the Company since June 1993. Mr. Reynolds has been Executive Vice President and Chief Operating Officer of the Company since November 1995. From June 1993 to November 1995, Mr. Reynolds was Vice President and Chief Financial Officer of the Company. Mr. Reynolds is a member of Class II of the Board of Directors.

COMPENSATION OF DIRECTORS:

     Non-management directors receive a retainer for service on the Board at the annual rate of $21,000, a fee for attendance at Board meetings of $750 per meeting and a fee for attendance at committee meetings of $500 per meeting. The retainer and all fees are payable in cash quarterly or subject to deferral. In 2001, each of the directors except Mr. Moreau elected to defer all or a portion of the retainer and fees into an account, the value of which is based upon the value of the Company's common stock plus dividends. Management directors do not receive additional compensation for service on the Board of Directors.

BOARD MEETINGS AND COMMITTEES OF THE BOARD:

     The Board of Directors met nine times during 2001. During 2001, each incumbent member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board of which he or she was a member.

     The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee is comprised of directors who are not officers or employees of the Company and are not eligible to participate in any of the Company's executive compensation programs.

     The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent auditors; reviews the audit plan and the results of the auditing engagement with the independent auditors; reviews the adequacy of the Company's system of internal accounting controls; and directs and supervises investigations into matters within the scope of its duties. The Board of Directors has adopted an Audit Committee Charter in 2000 which is attached to this Proxy Statement as Appendix A. The Company's securities are listed on the New York Stock Exchange and all members of the Audit Committee meet the independence standards of the New York Stock Exchange. The Audit Committee met four times during 2001. The Audit Committee is comprised of Ms. Moerdyk, Mr. Stewart and Mr. Howell who serves as Chairman.

     The Compensation Committee has overall responsibility for administering the executive compensation program of the Company. The Compensation Committee regularly evaluates the executive compensation program to ensure its appropriateness in the context of the Company's business and its competitiveness with the compensation practices of other companies. From time to time, the Compensation Committee seeks the advice of independent experts in evaluating plan design, compensation levels and administration. Each year the Compensation Committee reviews salaries for the executive officers of the Company. The Compensation Committee is also responsible for administering the stock option and equity participation plans and certain other incentive compensation plans covering executive officers. The Compensation Committee met twice during 2001. The Compensation Committee is comprised of Ms. Moerdyk, Mr. Moreau and Mr. Foley who serves as Chairman.

     The Nominating and Governance Committee has the responsibility to establish a selection process for new directors to meet the needs of the Board, to evaluate and recommend candidates for Board membership, to assess the performance of the Board and review such assessment with the Board, to establish objective criteria to evaluate the performance of the Chief Executive Officer and to report to the Board trends in director compensation practices, and the competitiveness of the Company's director compensation practices. The Nomination and Governance Committee was formed in 2001 and began work to organize and carry out its mission but held no formal meetings during 2001. It has met once in 2002. The Nomination and Governance Committee is comprised of Mr. Foley, Mr. Howell and Mr. Stewart who serves as Chairman.

OTHER DIRECTOR INFORMATION:

     During 2001 the law firm of Stewart and Stewart, of which Mr. Stewart is a partner, received fees of approximately $102,500 from the Company for legal services in connection with various international trade matters, including the international trade aspects of other legal matters. The Company anticipates that it will continue to utilize the legal services of Stewart and Stewart in the future in connection with international trade matters.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid by the Company for the last three completed fiscal years to the Company's Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO in 2001 (collectively, including the CEO, the "named executive officers").

SUMMARY COMPENSATION TABLE:

                                       ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                             ---------------------------------------   ---------------------------------
                                                                               AWARDS            PAYOUTS
                                                             OTHER     -----------------------   -------
                                                            ANNUAL     RESTRICTED     SHARES               ALL OTHER
                                                            COMPEN-      STOCK      UNDERLYING    LTIP      COMPEN-
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)   BONUS(2)   SATION(3)     AWARDS      OPTIONS     PAYOUTS   SATION(4)
---------------------------  ----   ---------   --------   ---------   ----------   ----------   -------   ---------
John F. Meier                2001   $485,000    $      0    $8,641         0          35,000        0       $14,550
  Chairman of the Board      2000   $485,000    $336,978    $  557         0          30,000        0       $14,549
  and Chief Executive        1999   $440,000    $514,800    $    0         0          30,000        0       $13,200
  Officer
Richard I. Reynolds          2001   $339,267    $      0    $  223         0          27,000        0       $10,178
  Executive Vice             2000   $332,750    $192,662    $  228         0          22,000        0       $ 9,983
  President and              1999   $312,583    $304,769    $1,370         0          22,000        0       $ 9,378
  Chief Operating Officer
Kenneth G. Wilkes            2001   $230,015    $ 33,202    $  917         0          17,000        0       $ 6,900
  Vice President and         2000   $217,514    $100,753    $1,385         0          11,500        0       $ 6,526
  Chief Financial Officer    1999   $195,385    $152,400    $1,094         0          11,500        0       $ 5,800
Arthur H. Smith              2001   $205,975    $ 26,232    $   23         0          18,000        0       $ 6,179
  Vice President             2000   $200,361    $ 81,206    $   17         0          12,500        0       $ 6,011
  General Counsel and        1999   $188,125    $128,395    $1,243         0          12,500        0       $ 5,522
  Secretary
Daniel P. Ibele (5)          2001   $188,664    $ 24,111    $  754         0          13,500        0       $ 5,660
  Vice President,            2000   $175,464    $ 71,116    $  702         0           8,000        0       $ 5,264
  Marketing and              1999   $160,834    $109,769    $  633         0           7,500        0       $ 4,825
  Specialty Operations

---------------

(1) Includes amounts deferred at the election of the named executive officer pursuant to the salary reduction provisions of benefit plans.

(2) The amounts disclosed in this column represent awards under the Libbey Inc. Senior Management Incentive Plan (the "Senior Management Incentive Plan").

(3) The amounts disclosed in this column represent amounts reimbursed for the payment of taxes payable with respect to perquisites. In each year, the aggregate incremental cost of perquisites and other personal benefits for any executive officer did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(4) The amounts disclosed in this column represent matching cash contributions to the Libbey Inc. Stock Purchase and Retirement Savings Plan, a defined contribution plan, and the Libbey Inc. Executive Savings Plan, a non-qualified plan designed to provide similar benefits to the extent such benefits cannot, under limitations of the Internal Revenue Code, be provided by the Libbey Inc. Stock Purchase and Retirement Savings Plan.

(5) Mr. Ibele became Vice President, General Sales Manager in March 2002.

OPTION GRANTS IN 2001:

     The following table sets forth information on stock option grants to the named executive officers during 2001 pursuant to The 1999 Equity Participation Plan of Libbey Inc. The Company has not granted stock appreciation rights to any of the named executive officers.

                                                                                          GRANT DATE
                                         INDIVIDUAL GRANTS                                  VALUE
                             ------------------------------------------                ----------------
                                NUMBER OF        % OF TOTAL
                                  SHARES          OPTIONS
                                UNDERLYING       GRANTED TO
                                 OPTIONS        EMPLOYEES IN   EXERCISE   EXPIRATION      GRANT DATE
NAME                           GRANTED (#)      FISCAL YEAR     PRICE        DATE      PRESENT VALUE(1)
----                         ----------------   ------------   --------   ----------   ----------------
John F. Meier..............       35,000           15.19        $30.55     11/14/11        $423,800
Richard I. Reynolds........       27,000           11.72        $30.55     11/14/11        $326,932
Kenneth G. Wilkes..........       17,000            7.38        $30.55     11/14/11        $205,846
Arthur H. Smith............       18,000            7.81        $30.55     11/14/11        $217,954
Daniel P. Ibele............       13,500            5.86        $30.55     11/14/11        $163,466

---------------

(1) Options are granted at the fair market value at the date of the grant and become exercisable to the extent of 40% of the grant on the first anniversary of the grant and thereafter an additional 20% of the grant becomes exercisable on each of the second, third and fourth anniversaries of the grant.

     Present value is calculated using the Black-Scholes option pricing model. Assumptions used in calculating the reported values include (a) an expected volatility based on the monthly change for the period June 18, 1993 through the date of the grant (November 13, 2001 in the case of all named executive officers), (b) a weighted average risk-free rate of return of 4.2%, (c) dividend yield of 0.9% and (d) a time of exercise of 7 years. No adjustments were made for non-transferability or forfeiture.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES:

     The following table sets forth information concerning the exercise of stock options by the named executive officers in 2001 and the aggregate dollar value of unexercised options held at the end of 2001 by the named executive officers. The value is based upon a share price of $32.65, the closing price on the New York Stock Exchange on December 31, 2001.

                                                         UNDERLYING OPTIONS            IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED    VALUE              AT FY-END                      AT FY-END
NAME                     ON EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                   ---------------   --------   ----------------------------   ----------------------------
John F. Meier........           0              0      244,153         71,000        $3,174,756       $94,875
Richard I.
  Reynolds...........           0              0      192,338         53,400        $2,645,602       $72,375
Kenneth G. Wilkes....           0              0       98,805         30,800        $1,307,213       $43,894
Arthur H. Smith......           0              0      158,924         33,000        $2,492,294       $46,706
Daniel P. Ibele......       5,000        $93,750       21,602         22,400        $  129,644       $37,195

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The named executive officers are covered by the Libbey Inc. Long-Term Incentive Compensation Plan under which eligible employees receive annual cash awards payable at the end of the three year period covered by the grant of an award. Award payouts under the plan equal a percentage of the participant's base salary on attainment of the performance objectives set by the Compensation Committee of the Board over the three-year award period. For the 2001-2003 award period the performance criteria is a targeted aggregate increase of thirty six percent in economic value added ("EVA(R)"(1)) of the Company for its consolidated operations and investments, including capital invested in the Company's joint ventures. The Libbey Inc. Long-Term Incentive Compensation Plan is being phased into effect over three years and proportionately partial payouts may be made in the first three years. No amounts were earned or paid in 2001. The following table is based upon 2001 base salaries; actual payouts may be increased by reason of increases in base salary during the 2001-2003 period.

                                           PERFORMANCE
                                             OR OTHER         ESTIMATED FUTURE PAYOUTS UNDER
                                           PERIOD UNTIL       NON-STOCK PRICE-BASED PLANS(2)
                                            MATURATION      -----------------------------------
NAME                                        OR PAYOUT       THRESHOLD      TARGET      MAXIMUM
----                                       ------------     ---------     --------     --------
John F. Meier............................   2001-2003          $1         $145,500     $291,000
Richard I. Reynolds......................   2001-2003          $1         $101,780     $203,560
Kenneth G. Wilkes........................   2001-2003          $1         $ 69,005     $138,009
Arthur H. Smith..........................   2001-2003          $1         $ 61,793     $123,585
Daniel P. Ibele..........................   2001-2003          $1         $ 56,599     $113,198

---------------

(1) EVA(R) is a registered trademark of Stern Stewart & Co.

(2) At the end of the three-year period: the threshold long-term incentive is earned if the average annual EVA(R) of the Company for its consolidated operations and investments has increased over the EVA(R) for the base year
    (2000); the target long-term incentive is earned if the average annual EVA(R) of the Company for its consolidated operations and investments has increased over the EVA(R) for the base year (2000) in the aggregate by thirty six percent; and the maximum long-term incentive is earned if the average annual EVA(R) of the Company for its consolidated operations and investments has increased over the EVA(R) for the base year (2000) in the aggregate by seventy two percent.

RETIREMENT PLANS:

     The Company maintains a qualified retirement plan, the Libbey Inc. Salaried Cash Balance Pension Plan ("Salary Plan"), for its salaried employees, including executive officers, and a Supplemental Retirement Benefit Plan ("SERP"), which is a non-qualified plan designed to provide substantially identical retirement benefits to the extent that such benefits cannot, under the limitations of the Internal Revenue Code, be provided by the Salary Plan. The retirement plans were amended effective January 1, 1998 so that benefits will no longer be determined by the highest consecutive three-year annual earnings but will be determined by annual Company contribution credits equal to a percentage of annual earnings plus interest. Employees with 10 years of service with Libbey and who are age 55, or who are age 45 and have a combined age and years of service equal to 65, as of December 1997, will receive commencing upon retirement the greater of their cash balance account or a special minimum benefit ("Special Minimum Benefit") computed pursuant to the formula in effect prior to the amendment, for service prior to December 31, 2007.

     The following table illustrates the estimated annual retirement benefits which would be provided by the Special Minimum Benefit under the Salary Plan and the SERP in various average earnings classifications upon normal retirement at age 65 for those named executive officers for whom the Special Minimum Benefit is anticipated to apply, namely Messrs. Meier, Reynolds and Smith:

  HIGHEST
CONSECUTIVE
THREE-YEAR                         YEARS OF CREDITED SERVICE
  AVERAGE     -------------------------------------------------------------------
 EARNINGS       15        20        25        30        35        40        45
-----------   -------   -------   -------   -------   -------   -------   -------
$  100,000     18,579    24,772    30,964    37,157    43,350    45,850    48,350
$  125,000     23,784    31,712    39,639    47,567    55,495    58,620    61,745
$  150,000     28,989    38,652    48,314    57,977    67,640    71,390    75,140
$  175,000     34,194    45,592    56,989    68,387    79,785    84,160    88,535
$  200,000     39,399    52,532    65,664    78,797    91,930    96,930   101,930
$  225,000     44,604    59,472    74,339    89,207   104,075   109,700   115,325
$  250,000     49,809    66,412    83,014    99,617   116,220   122,470   128,720
$  300,000     60,219    80,292   100,364   120,437   140,510   148,010   155,510
$  400,000     81,590   108,786   135,983   163,179   190,376   200,376   210,376
$  450,000     92,304   123,072   153,840   184,608   215,376   226,626   237,876
$  500,000    103,018   137,358   171,697   206,037   240,376   252,876   265,376
$  600,000    124,447   165,929   207,411   248,894   290,376   305,376   320,376
$  700,000    145,875   194,501   243,126   291,751   340,376   357,876   375,376
$  800,000    167,304   223,072   278,840   334,608   390,376   410,376   430,376
$  900,000    188,733   251,643   314,554   377,465   440,376   462,876   485,376
$1,000,000    210,161   280,215   350,269   420,322   490,376   515,376   540,376
$1,200,000    253,018   337,358   421,697   506,037   590,376   620,376   650,376

     At December 31, 2001, Messrs. Meier, Reynolds, Wilkes, Smith and Ibele had total Credited Service under the Salary Plan and the SERP, respectively, of 31 years, 31 years, 8 years, 33 years and 18 years.

     The above pension table sets forth benefits calculated on a straight-life annuity basis and reflects the greater of the regular benefit, the Special Minimum Benefit or the "grandfathered" benefit available under the formula in effect prior to January 1, 1989. The regular benefit and the Special Minimum Benefit do not contain an offset for social security or other amounts, whereas the "grandfathered" benefit does provide for a partial offset for social security benefits.

     Annual covered earnings include base salary and amounts earned under the Senior Management Incentive Plan and the covered compensation under the Special Minimum Benefit of the retirement plan is the highest consecutive three year average of such amounts. The retirement benefit may be adjusted if the employee has more or less than 35 years of credited service or retires prior to age 65. The Salary Plan and the SERP provide for additional benefit accruals beyond age 65 and for annual annuity benefits as well as an optional lump sum form of benefit. The lump sum option is designed to be equivalent in value to that of the lifetime annual annuity benefit.

     Under the amended retirement plans effective January 1, 1998, each participant in the plans on December 31, 1997 is credited with an opening cash balance equal to the single sum amount of the participant's accrued benefit as of December 31, 1997 based upon retirement at age 65 and actuarial assumptions as to rate of interest and mortality. For each plan year beginning January 1, 1998, the Company will make an annual contribution credit to the participant's cash balance account in accordance with the following table and the cash balance account will be credited with interest annually at the 30-year Treasury Securities rate in effect in October of the preceding plan year with a minimum of 5 percent and a maximum of 10 percent. Normal retirement age is 65 under the amended retirement plans. Company contributions and interest are credited with respect to service beyond the age of 65. The estimated annual benefit payable to Messrs. Wilkes and Ibele commencing upon retirement is $179,515 for Mr. Wilkes and $229,804 for Mr. Ibele based upon assumptions that salary increases will be 3 percent annually, that the target incentives under the Senior Management Incentive Plan will be earned annually and that the applicable rate of interest will be 7 percent annually after 2001.

                 SUM OF AGE                    CONTRIBUTION PERCENTAGE OF     CONTRIBUTION PERCENTAGE OF
                AND YEARS OF                       COMPENSATION UNDER          COMPENSATION AT OR ABOVE
               BENEFIT SERVICE                 SOCIAL SECURITY WAGE BASE      SOCIAL SECURITY WAGE BASE
               ---------------                 --------------------------     --------------------------
0 but less than 30...........................             1.5%                            3.0%
30 but less than 34..........................             1.7                             3.4
34 but less than 38..........................             1.9                             3.8
38 but less than 42..........................             2.1                             4.2
42 but less than 46..........................             2.3                             4.6
46 but less than 50..........................             2.7                             5.4
50 but less than 60..........................             3.2                             6.4
60 but less than 70..........................             4.0                             8.0
70 but less than 80..........................             5.5                            11.0
80 but less than 90..........................             7.0                            12.7
90 and over..................................             9.0                            14.7

EXECUTIVE EMPLOYMENT AGREEMENTS:

     Libbey has entered into employment agreements with each of the Company's executive officers, including the named executive officers, that entitle them to receive their base salaries and to participate in designated benefit plans of the Company. Each employment agreement also provides that the officer's employment is not for any specified term and may be terminated at any time. In addition, each agreement provides that, in the event of the officer's termination other than for "cause" (as defined in the agreements), payment of base salary will continue for two years in Mr. Meier's case and one year in the case of the other executive officers. The employment agreements also provide that the officer's base salary may be adjusted periodically and that benefit plans in which the officer is entitled to participate may be adjusted or terminated by the Company at any time, but that no vested or accrued benefit may be adversely affected.

CHANGE IN CONTROL AGREEMENTS:

     To induce and help assure continuity of management and operations, the Company has entered into agreements (the "Agreements") with certain executives including the named executive officers which provide for certain severance benefits in the event an executive's employment is terminated following a Change in Control (as defined in the Agreements).

     Under the Agreements with the named executive officers, benefits are paid if, after a Change in Control, the Company terminates a named executive officer other than for Cause (as defined in the Agreements) or disability or if the named executive officer terminates employment for "Good Reason" (as specified in the Agreements) or for any reason within a period of thirty days following the first anniversary of a Change in Control. These severance benefits include: (a) the executive's salary through the termination date; (b) severance pay equal to three times the named executive's annual base salary and three times the greater of the target annual bonus or the annual bonus for the prior year; (c) acceleration of the exercisability of stock options; (d) medical and health benefits for three years following termination reduced to the extent comparable benefits are received from another employer; (e) outplacement and financial planning services; and (f) full vesting in, and additional three year accrual of benefits under, the Company's qualified and non-qualified retirement plans and any additional amount necessary to provide a minimum lump sum benefit of $250,000 under these plans. The Agreements provide that the benefits are net of any applicable federal excise tax and that the Company will pay legal fees and expenses incurred by the named executive to enforce his or her rights under the Agreements.

COMPENSATION COMMITTEE REPORT:

     Compensation Policies Applicable to Executive Officers. The Company's overall compensation program for salaried employees has been established and is administered to ensure that employee compensation motivates superior job performance and the achievement of business objectives. With respect to executive officer compensation, the policies followed in designing and administering this component of the overall program are based upon the main objective of increasing stockholder value through increasing operating income and return on invested capital. The Compensation Committee believes that this can best be accomplished by an executive compensation program which (1) attracts and retains highly qualified individuals, (2) includes major components directly linked to increases in recognized measures of stockholder value and (3) rewards superior performance as measured by financial and non-financial factors.

     Compensation for executive officers is currently deductible for federal income tax purposes and the Compensation Committee intends to structure the Company's compensation and benefit plans to meet the requirements for continued deductibility.

     Executive officer compensation consists of annual base salary, annual incentive awards and long-term compensation set at levels intended to be competitive within the industry and with companies of comparable size. The Compensation Committee intends to review base salaries annually, and in consultation from time to time with outside professional advisers, intends to make adjustments depending upon competitive salary levels, past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions in the future. The Compensation Committee also reviews periodically the incentive compensation and long-term compensation components of the executive compensation program and other aspects of the Company's executive compensation program and arrangements with its executives for appropriateness in the context of the Company's business and circumstances and for competitiveness with the compensation practices of other companies. Individual factors can be expected to be more significant than overall Company performance in a particular year in determining base salary levels and the rate of increase, while Company performance can be expected to be more significant in determining short-term and long-term incentive compensation.

     In 2000, Towers Perrin, a nationally recognized compensation and employee benefits consulting firm, examined the competitiveness of the Company's base salary, annual incentive awards and long-term compensation for executives. In conducting this review, Towers Perrin interviewed a number of the Company's senior officers as well as the Chairman of the Compensation Committee. Towers Perrin also updated its analysis of the competitive position of the Company's current executive compensation programs relative to 14 peers and other industrial companies comparable to the Company's current and near term sales size and reviewed the Company's historical financial results relative to the peers. The peer group used by the Company to measure the performance of its stock was not used to compare compensation in view of significant differences between the Company and the peer group with regard to capital structure and the diversity, size and scope of the businesses in which various members of the peer group engage.

     The incentive compensation components of the executive compensation program are designed to provide rewards for past contributions and motivation for future performance. The performance goals and criteria for these components are tied directly to factors that the Compensation Committee believes will enhance the financial success of the Company and increase stockholder value. Thus, the total payouts under the annual incentive plan are determined primarily by the Company's performance against operating budget goals, in particular growth in operating income and EVA(R), and to a lesser extent discretionary factors. However, qualitative factors such as progress in implementing the strategic plan and employee commitment to, and involvement in, Company goals are important elements in determining payout levels under the discretionary components. The Compensation Committee believes that these and other qualitative factors will lead to the increased profitability of the Company and should be recognized and taken into consideration in determining the payout levels. Total actual payouts may be adjusted above or below target amounts based upon Company performance that exceeds or fails to meet pre-established goals. Individual performance against established goals will affect individual payments.

     The Compensation Committee believes that an equity participation incentive plan is an important element of long-term compensation. The value of such plans for the executive is tied directly to stock price increases and thus provides strong incentives for increasing stockholder value. The Company currently has two such plans in effect. The Amended and Restated Libbey Inc. Stock Option Plan for Key Employees approved by the stockholders in 1995 provides for the granting of stock options. All but a small percentage of shares authorized to be issued under this plan have been granted. The 1999 Equity Participation Plan of Libbey Inc. approved by the stockholders in 1999 permits the Company to continue to grant stock options to incentivize current employees and to provide additional flexibility if circumstances of the Company's business and opportunities warrant different forms of equity participation compensation to incentivize current employees and attract new executives through awards other than stock options.

     Both plans are broad-based programs covering executive officers and other management employees. Under these plans, exercise prices are set at market value on the date of grant to focus management's attention on earnings performance sustained on a long-term basis. Exercise dates are deferred for one year from date of grant subject to acceleration in specified instances. To date only nonqualified stock options have been granted under these plans. The number of shares covered by option grants is based upon the individual's potential to make a contribution to the earnings growth of the Company. In 1993, all of the named executive officers listed in the Compensation Table of this proxy statement became equity investors in the Company and were granted stock options which are included in the number of shares awarded under the Option Plan.

     As a result of the Towers Perrin review in 2000, upon the recommendation of the Compensation Committee, the Company implemented the Libbey Inc. Long-Term Incentive Compensation Plan as an element of long-term compensation effective January 1, 2001. The Libbey Inc. Long-Term Incentive Compensation Plan is administered by the Compensation Committee, is designed to pay a cash award equal to a percentage of the participant's base salary if the performance criteria established by the Compensation Committee is met over the three-year award period. Unless other measurable performance criteria is established by the Compensation Committee, the performance criteria is a targeted increase in EVA(R) of the Company for its consolidated operations and investments, including capital invested in the Company's joint ventures, which is a different and broader measure than used for the annual incentive plan. The award periods are three years duration on a rolling basis and the award is paid in cash although, if offered by the Compensation Committee in its discretion and elected by a participant, alternative forms of payment are permitted.

     The incentive goals for executive compensation payouts are very rigorous and aggressive with demanding thresholds for minimum payments, but provide rewarding payments when goals are exceeded. In 2001, the goals for operating income and EVA(R) of the annual incentive plan were not met and incentive compensation was paid in modest amounts to certain officers based on discretionary non-financial factors for significant endeavors during the year. Long term compensation was paid in the form of stock options to officers and others based upon significant endeavors during the year, but notwithstanding that the Libbey Inc. Long-Term Incentive Compensation Plan provides for a partial payment during the initial phase in of the plan, no payments were made under the plan as the criteria for such payments was not met.

     Compensation of Chief Executive Officer. The compensation policies described above apply as well to the compensation of the Chief Executive Officer ("CEO"). The Compensation Committee is directly responsible for determining the salary level of the CEO and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package for the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Thus, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase.

     The Compensation Committee believes that the current and changing business and industry environment requires a high degree of leadership, innovation and prudent risk taking in order to meet and sustain corporate objectives for increasing stockholder value. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these qualities.

     The annual base salary and target bonus level of the CEO, as with other executives, is based upon a review, in consultation with the Compensation Committee's outside consultants, of similar positions within the industry and of companies of comparable size. In 2001, the incentive components of the CEO's compensation package consisted of the annual incentive award, participation in the Libbey Inc. Long-Term Incentive Compensation Plan and stock options. The factors described above for all executive officers are also used in determining the level of awards, grants and payouts under these plans for the CEO.

     The Compensation Committee believes that the CEO's compensation for 2001 was directly related to the size and the overall performance of the Company as measured by financial criteria and important qualitative factors. Financial performance during the year was measured by the Company's performance against operating budget goals, and in particular by the growth in operating income and EVA(R). With respect to 2001, the CEO was paid long-term compensation in the form of stock options but no payments were made to the CEO under the annual incentive plan or the Libbey Inc. Long-Term Incentive Compensation Plan as the performance criteria of these plans was not met by the Company.

                                          William A. Foley, Chairman
                                          Carol B. Moerdyk
                                          Gary L. Moreau

PERFORMANCE GRAPH:

     The graph below compares the total stockholder return on Libbey common stock to the cumulative total return for: the Standard & Poor's SmallCap 600 Index ("S&P SmallCap 600"), a broad market index; the Standard & Poor's SmallCap Housewares Index, a capitalization-weighted index that measures the performance of the housewares sector of the Standard & Poor's SmallCap Index ("Housewares-Small") and the Company's peer group. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

     Companies in the peer group used by the Company were chosen based upon their lines of business or product end uses being comparable to those of the Company. The peer group is limited to those companies for whom market quotations are available and consists of Lancaster Colony Corp., Newell Rubbermaid Inc. and Oneida Ltd. In 2001, Mikasa, Inc., a company previously in the peer group was sold to a private company and therefore Mikasa was dropped from the Company's peer group.

     The graph assumes a $100 investment in Libbey stock on January 1, 1997 and also assumes investments of $100 in each of the S&P SmallCap 600, and the Housewares-Small indices and the peer group, respectively, on January 1, 1997. The value of these investments on December 31 of each year from 1997 through 2001 is shown in the table below the graph.

                            TOTAL SHAREHOLDER RETURN

                                  [LINE GRAPH]

                                INDEXED RETURNS

                                 Base
                                Period                  Years Ending
                                ------   ------------------------------------------
                                 Dec.     Dec.     Dec.     Dec.     Dec.     Dec.
Company Name/Index                96       97       98       99       00       01
------------------              ------   ------   ------   ------   ------   ------
LIBBEY INC.                      100     135.48   105.65   106.04   113.18   122.76
S&P SMALLCAP 600 INDEX           100     125.58   123.95   139.32   155.76   165.94
HOUSEWARES-SMALL                 100      77.19    61.97    62.11    35.67    39.63
PEER GROUP                       100     137.30   129.47   102.98    84.72   104.80

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to any person known to the Company to be the beneficial owner of more than five percent of its common stock as of December 31, 2001 except as otherwise noted, and as of March 15, 2002 with respect to each of the Company's directors and nominees for director, each of the named executive officers and all directors and executive officers of the Company as a group and shares held by the trustee of the Company's Stock Purchase and Retirement Savings Plan, Stock Purchase and Supplemental Retirement Plan and Long-Term Savings Plan and Trust. The shares owned by the executive officers set forth below include the shares held in their accounts in the Stock Purchase and Retirement Savings Plan of the Company. An asterisk indicates ownership of less than one percent of the outstanding stock.

                                                 NUMBER OF SHARES
NAME AND ADDRESS                                   BENEFICIALLY     PERCENT
OF BENEFICIAL OWNER                                OWNED(1 & 2)     OF CLASS
-------------------                              ----------------   --------
Ariel Capital Management, Inc.(3)                   3,012,585        19.64
200 East Randolph Drive
Chicago, IL 60601

Baron Capital Group, Inc.(4)                        3,692,300        24.08
767 Fifth Avenue
New York, NY 10153

Capital Group International, Inc.(5)                1,546,600        10.08
11100 Santa Monica Boulevard
Los Angeles, CA 90025

Key Trust Company of Ohio N.A.(6)                     764,400         4.94
4900 Tiedeman Road
Brooklyn, Ohio 44144

Private Capital Management(7)                       1,976,500        12.89
8889 Pelican Bay Blvd.
Naples, FL 34108

William A. Foley(10)                                      500            *

Daniel P. Ibele                                        25,966            *

Peter C. McC. Howell(8)&(10)                            1,750            *

John F. Meier(9)                                      278,111         1.80

Carol B. Moerdyk(10)                                      900            *

Gary L. Moreau                                            500            *

Richard I. Reynolds                                   225,857         1.46

Arthur H. Smith                                       192,271         1.24

Terence P. Stewart(10)                                    605            *

Kenneth G. Wilkes                                     115,535            *

Directors & Executive Officers as a Group (10)        970,883         6.27

---------------

 (1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person has the right to acquire within 60 days of such date is deemed outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person not owning a similar right. The information includes all currently exercisable options granted to Messrs. Meier, Reynolds, Wilkes, Smith and Ibele. The number of shares beneficially owned includes shares subject to options as follows: Mr. Meier--244,153; Mr. Reynolds--192,338; Mr. Wilkes--98,805; Mr. Smith--158,924; Mr. Ibele--21,602; and all executive officers as a group--825,155.

 (2) The table includes the number of equivalent shares of common stock that Messrs. Meier, Reynolds, Wilkes, Smith and Ibele and all officers as a group held in the Libbey Stock Purchase and Retirement Savings Plan as of March 15, 2002.

 (3) The Schedule 13G furnished to the Company on behalf of Ariel Capital Management, Inc., an investment advisor, and John W. Rogers, Jr., its Chairman and Chief Executive Officer, indicates that as of December 31, 2001 Ariel Capital Management, Inc. is the beneficial owner of 3,012,585 common shares with sole dispositive power with respect to 3,012,585 common shares and sole voting power with respect to 2,834,960 common shares. The schedule further states all securities reported in the schedule are owned by investment advisory clients of Ariel Capital Management, Inc., no one of which to the knowledge of Ariel Capital Management, Inc. owns more than 5% of the class. Mr. Rogers disclaims beneficial ownership of the shares held by Ariel Capital Management, Inc.

 (4) Baron Capital Group, Inc. advised the Company that as of December 31, 2001, it is deemed to be the beneficial owner of 3,692,300 common shares. Baron Capital Group, Inc. disclaims beneficial ownership of these shares which are held by investment advisory clients of its subsidiary companies which have shared voting and dispositive powers.

 (5) The Schedule 13G furnished to the Company on behalf of Capital Group International, Inc., the parent holding company of a group of investment management companies, and Capital Guardian Trust Company indicates that as of December 31, 2001, Capital Group International, Inc. has beneficial ownership of 1,546,600 shares of common stock with sole dispositive power with respect to 1,546,600 common shares and sole voting power with respect to 1,160,100 common shares and that Capital Guardian Trust Company has beneficial ownership of 1,489,700 shares of common stock with sole dispositive power with respect to 1,489,700 common shares and sole voting power with respect to 1,103,200 common shares. Capital Guardian Trust Company, a bank, is deemed to be the beneficial owner of these shares as a result of serving as investment manager of various institutional accounts. Capital Group International, Inc. and Capital Guardian Trust Company disclaim beneficial ownership.

 (6) Key Trust Company of Ohio, N.A., as trustee of the Libbey Inc. Stock Purchase and Retirement Savings Plan is the beneficial owner of 510,540 common shares, as trustee of the Libbey Inc. Stock Purchase and Supplemental Retirement Plan is the beneficial owner of 250,325 common shares and as trustee of the Libbey Inc. Long-Term Savings Plan & Trust is the beneficial owner of 3,535 common shares. These plans are defined contribution plans for the Company's employees, each of whom has the right to instruct the trustee as to the manner in which the equivalent shares of the Company in his or her account in the Plans are to be voted.

 (7) The Schedule 13G filed as of February 15, 2002 by Private Capital Management, L.P. (PCM), Bruce S. Sherman and Gregg J. Powers indicates that PCM is the beneficial owner with shared voting and dispositive powers with respect to 1,971,500 common shares, that Bruce S. Sherman is the beneficial owner with shared voting and dispositive powers with respect to 1,976,500 common shares, that Gregg J. Powers is the beneficial owner with shared voting and dispositive powers with respect to 1,971,500 common shares. Bruce S. Sherman is CEO of PCM and Gregg J. Powers is President. In these capacities, Messrs. Sherman and Powers exercise shared voting and dispositive powers with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by PCM's clients.

 (8) Includes 750 shares held by family members of Mr. Howell. Mr. Howell disclaims any beneficial interest in such shares.

 (9) Includes 8,406 shares held by family members of Mr. Meier. Mr. Meier disclaims any beneficial interest in such shares.

(10) Ms. Moerdyk and Messrs. Foley, Howell and Stewart have elected to defer all or a portion of their retainer and fees for service as directors of the Company into an account based upon the value of the Company's common stock which is reported to the Securities and Exchange Commission annually on Forms 5. As reported on their Forms 5 filed in February 2002 they respectively owned as of December 31, 2001 the equivalent of the following number of shares not included in the above table: Ms. Moerdyk 3,871 shares; Mr. Foley 7,014 shares; Mr. Howell 3,128 shares; and Mr. Stewart 3,977 shares.

                              INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2002.

     A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if the representative so desires. The representative will be available to respond to appropriate questions.

                                   AUDIT FEES

     Fees for services rendered by Ernst & Young LLP for the fiscal year ending December 31, 2001 were $282,300 for the last annual audit and $568,070 for all other services. Fees for all other services include $420,593 for audit related services for audits of the employee benefit plans, acquisition due diligence procedures and consultation on accounting and reporting standards, and $147,477 for non-audit related services, which non-audit related services include fees of $60,777 for tax services. No fees were charged for financial information systems design and implementation professional services by Ernst & Young LLP for the fiscal year ending December 31, 2001. The Audit Committee has considered whether the provision of audit related services and all other services is compatible with maintaining the auditor's independence.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and reports the results of its activities to the Board. Management is responsible for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for auditing the financial statements prepared by management and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be communicated to the Audit Committee under generally accepted auditing standards, including Accounting Standards Board, Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of the independent auditors' examinations, their evaluations of the adequacy and effectiveness of the Company's accounting and financial internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Peter C. Howell, Chairman
                                          Carol B. Moerdyk
                                          Terence P. Stewart

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, neither the Board nor management knows of any other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. All other matters to be voted upon by stockholders will require a majority vote of common stock represented in person or by proxy.

                              GENERAL INFORMATION

REVOCABILITY OF PROXIES:

     Any proxy solicited hereby may be revoked by the person giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the Annual Meeting.

SOLICITATION COSTS:

     The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone or telegram. Arrangements have been made with Corporate Investor Communications, Inc. to perform a broker-nominee search. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT:

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms which they file.

     Based solely on the Company's review of the copies of Forms 3 and 4 and amendments thereto received by it during 2001, Forms 5 and amendments thereto received by it with respect to fiscal 2001, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the fiscal year ending December 31, 2001, all filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners subject to Section 16 of the Exchange Act were complied with.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING:

     A stockholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 28, 2002. Any proposal submitted outside the processes of Rule 14a-8 under the Exchange Act shall be considered untimely if submitted after February 12, 2003. The Company requests that all such proposals be addressed to Arthur H. Smith, Vice President, General Counsel and Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

REPORTS TO STOCKHOLDERS:

     The Company has mailed this Proxy Statement and a copy of its 2001 Annual Report to each stockholder entitled to vote at the Annual Meeting. Included in the 2001 Annual Report are the Company's consolidated financial statements for the year ended December 31, 2001.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Libbey Inc., Attention: Investor Relations, Kenneth
A. Boerger, Vice President and Treasurer, 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

                                          By Order of the Board of Directors,

                                          ARTHUR H. SMITH, Secretary

Toledo, Ohio
March 29, 2002

                                   APPENDIX A

                                  LIBBEY INC.
                            AUDIT COMMITTEE CHARTER

                                  Organization

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise of at least three directors, each of whom are independent of management and the company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the company. All committee members shall be financially literate, as such qualification is interpreted by the company's board of directors in its business judgment, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment.

                              Statement of Policy

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders and the investment community relating to the company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the company's financial statements. In so doing, it is the responsibility of the committee to provide for free and open communication between the committee, independent auditors, and management of the company. In discharging its oversight role, the committee is empowered by the company's board of directors to investigate any matter brought to its attention. Such investigation will include but not be limited to full access to all books, records, facilities, and personnel of the company and the authority to retain outside counsel or other experts for this purpose.

                         Responsibilities and Processes

     The primary responsibility of the audit committee is to oversee the company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should review and assess the quality of the company's accounting principles as applied in its financial statements.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the company's independent auditors.

     - The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the company. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The independent auditors shall review the interim financial statements with management as required under generally accepted auditing standards prior to the filing of the company's Quarterly Report on Form 10-Q. Also, the committee shall discuss any matters communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including management's and the independent auditors' judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

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                             DETACH PROXYCARD HERE
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

[ ]     SIGN, DATE AND RETURN THE           [X]
        PROXY CARD IN THE
        ENCLOSED ENVELOPE.          VOTES MUSTBE INDICATED
                                    (X) IN BLACK OR BLUE INK.

1.  Election of all Directors

       FOR all nominees [ ]  WITHHOLD AUTHORITY to vote      [  ]  *EXCEPTIONS
        listed below         for all nominees listed below


Nominees:  William A. Foley and Terence P. Stewart

*Exceptions
            -------------------------------------------------------------------
(INSTRUCTIONS: TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES, MARK "FOR" BOX ON
ITEM 1. TO WITHHOLD VOTING FOR ALL NOMINEES MARK "WITHHOLD" BOX. IF YOU DO NOT     To change your address, please mark this box.
WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, ENTER THE NAME(S) OF THE                                                       [ ]
EXCEPTION(S) IN THE SPACE PROVIDED ABOVE.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


                                                                                            S  C  A  N     L  I  N  E




                                                                                 The form must be signed exactly as name(s) appear
                                                                                 hereon. Attorneys-in-fact, executors, trustees,
                                                                                 guardians, corporate officers, etc., should give
                                                                                 full title.


                                                                                 Date    Share Owner sign here Co-Owner sign here

                                                                                ------------------------------  -------------------

                                                                                ------------------------------  -------------------

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
































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                                   LIBBEY INC.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of John F. Meier, Richard I.Reynolds, Arthur H. Smith and Kenneth G. Wilkes, as proxy, with full power of substitution, to vote all shares of Common Stock of Libbey Inc. held of record by the undersigned on March 15, 2002, at the Annual Meeting of Stockholders to be held on May 2, 2002, and at any adjournment thereof, upon the matters referred to on the reverse side and described in the proxy statement furnished herewith, and in their discretion, upon any other matters which may properly come before the meeting. If no directions are given the Proxies will vote FOR the election of all listed director nominees.

THE BOARD OF DIRECTORS OF LIBBEY INC. RECOMMENDS A VOTE FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES.

Please sign on the reverse side of this card and return it promptly in the enclosed postage-paid envelope.

                              (Continued, and please sign on reverse side)


                                       LIBBEY INC.
                                       P.O. BOX 11035
                                       NEW YORK, N.Y. 10203-01035